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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): June 8, 2000



                      APPLIED MICRO CIRCUITS CORPORATION
            (Exact name of registrant as specified in its charter)


                                   Delaware
                (State or other jurisdiction of incorporation)



      000-23193                                            94-2586591
(Commission File No.)                          (IRS Employer Identification No.)



                              6290 SEQUENCE DRIVE
                          SAN DIEGO, CALIFORNIA 92121
             (Address of principal executive offices and zip code)



      Registrant's telephone number, including area code: (858) 450-9333




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Item 2. Acquisition or Disposition of Assets.

     On June 8, 2000, Applied Micro Circuits Corporation, a Delaware corporation ("AMCC"), completed the acquisition of YuniNetworks, Inc., a Delaware corporation. The acquisition was effected in accordance with the Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), dated April 18, 2000, by and among AMCC, OLI Acquisition Corp., a Delaware corporation and wholly owned subsidiary of AMCC ("Merger Sub"), and YuniNetworks, pursuant to which Merger Sub was merged with and into YuniNetworks, and YuniNetworks became a wholly owned subsidiary of AMCC (the "Merger"). In connection with the Merger, each outstanding share of YuniNetworks Common Stock converted into 0.0919244043 shares of AMCC Common Stock. AMCC paid cash in lieu of issuing any fractional shares in the Merger. The Merger is intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and will be accounted for as a "purchase."

     As a result of the Merger, AMCC issued 2,024,323 shares of its Common Stock and assumed options to purchase 133,719 shares of its Common Stock. The total value of the AMCC stock issued in the Merger was approximately $210 million.

     S. Atiq Raza, a director and stockholder of AMCC, is a principal stockholder of and manages Raza Foundries, Inc., the parent corporation of Raza Foundries Canada, Inc., the principal stockholder of YuniNetworks. Mr. Raza also was a director of YuniNetworks. To satisfy certain requirements of the Investment Company Act of 1940 applicable to Raza Foundries, immediately prior to the closing of the Merger, Raza Foundries Canada sold 90% of its YuniNetworks shares to third parties unaffiliated with AMCC for an undisclosed sum of cash and 10% of its YuniNetworks shares to AMCC for approximately $8.9 million in cash. The source of the cash payment by AMCC was its working capital. The cash paid by AMCC to Raza Foundries Canada was deposited into an escrow account created pursuant to the terms of the Merger Agreement.

                                       2.
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Item 7. Financial Statements and Exhibits.

     (a)  Financial statements of businesses acquired.

     The audited financial statements of YuniNetworks for the period from October 8, 1999 (inception) through March 31, 2000 are incorporated herein by reference to AMCC's Registration Statement on Form S-4 (No. 333-37372) filed with the Securities and Exchange Commission on May 19, 2000.

     (b)  Pro forma financial information.

          (1) Unaudited pro forma condensed consolidated financial information of Applied Micro Circuits Corporation.

               The unaudited pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K not later than 60 days after the date that the initial report must be filed.

     (c)  Exhibits.

           2.1 Agreement and Plan of Merger and Reorganization dated as of April 18, 2000 by and among Applied Micro Circuits Corporation, OLI Acquisition Corp. and YuniNetworks, Inc. is incorporated herein by reference to AMCC's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on May 19, 2000.

          23.1    Consent of Ernst & Young LLP, Independent Auditors.

          99.1 Stock Purchase Agreement dated as of June 8, 2000 by and between Raza Foundries Canada, Inc. and Applied Micro Circuits Corporation.

          99.2    Press Release dated June 9, 2000.

                                       3.
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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                    Applied Micro Circuits Corporation


Dated:  June 22, 2000               By: /s/ William E. Bendush
                                       ---------------------------
                                        William E. Bendush
                                        Vice President, Finance and
                                        Administration and Chief
                                        Financial Officer

                                       4.
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                               INDEX TO EXHIBITS
                               -----------------

           2.1 Agreement and Plan of Merger and Reorganization dated as of April 18, 2000 by and among Applied Micro Circuits Corporation, OLI Acquisition Corp. and YuniNetworks, Inc. is incorporated herein by reference to AMCC's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on May 19, 2000.

          23.1    Consent of Ernst & Young LLP, Independent Auditors.

          99.1 Stock Purchase Agreement dated as of June 8, 2000 by and between Raza Foundries Canada, Inc. and Applied Micro Circuits Corporation.

          99.2    Press Release dated June 9, 2000.

                                       5.